FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT,
                    PROMISSORY NOTE AND OTHER LOAN DOCUMENTS


         THIS AGREEMENT dated this 21st day of September 2004 between AFP IMAGING CORPORATION ("AFP"), a corporation organized and existing pursuant to the laws of the State of New York, VISIPLEX INSTRUMENTS CORPORATION ("VISIPLEX"), a corporation organized and existing pursuant to the laws of the State of New York, DENT-X INTERNATIONAL INC. ("DENT-X"), a corporation organized and existing pursuant to the laws of the State of New York, JOINTLY AND SEVERALLY, with principal executive office and place of business located at 250 Clearbrook Road, Elmsford, New York 10523 (hereinafter, collectively referred to as, "Borrower") and KELTIC FINANCIAL PARTNERS, LP, a Delaware limited partnership, with a place of business at 555 Theodore Fremd Avenue, Suite C-207, Rye, New York 10580 ("Lender").

                              W I T N E S S E T H:

         WHEREAS:

     A. Borrower together with LOGETRONICS CORPORATION ("LOGETRONICS") and REGAM MEDICAL SYSTEMS INTERNATIONAL AB ("REGAM") entered into a loan and security agreement with Lender dated September 21, 2001 and pursuant to such loan and security agreement, Borrower executed and delivered to Lender its promissory note in the original principal amount of THREE MILLION FIVE HUNDRED THOUSAND AND 00/100 (3,500,000.00) DOLLARS dated September 21, 2001 (the Revolving Note);

     B. Borrower subsequently requested that Lender waive certain failures by Borrower to comply with the terms and conditions of the aforementioned loan and security agreement which constituted Events of Default under such loan and security agreement;

     C. Lender agreed to forebear enforcing its rights under the loan and security agreement as a result of such Events of Default in accordance with the terms and conditions of a first amendment to loan and security agreement dated as of March 4, 2002; a second amendment to loan and security agreement dated as of June 24, 2002; a third amendment to loan and security agreement dated December 19, 2002 and a fourth amendment to loan and security agreement dated as of May 13, 2003 (the loan and security agreement dated September 21, 2001 as amended by the first amendment to loan and security agreement dated as of March 4, 2002, the second amendment to loan and security agreement dated as of June

24, 2002, the third amendment to loan and security agreement dated as of December 19, 2002 and the fourth amendment to loan and security agreement dated as of May 13, 2003 are hereinafter collectively referred to as, the "Loan Agreement");


     D. Borrower has advised Lender that LOGETRONICS and REGAM were dissolved in September 2003. Borrower, therefore, has requested that Lender release LOGETRONICS and REGAM from all Obligations to Lender under the Loan Agreement and the other loan documents, reduce the amount of funds available under the Revolving Loan and the Revolving Note from THREE MILLION FIVE HUNDRED THOUSAND AND 00/100 (3,500,000.00) DOLLARS to TWO MILLION FIVE HUNDRED THOUSAND AND 00/100 (2,500,000.00) DOLLARS, modify the interest rate payable on the Revolving Loan and the Revolving Note, amend the Borrowing Capacity and make certain other changes and modification to the terms and conditions of the Loan Agreement; and

     E. Lender has agreed release LOGETRONICS and REGAM from all Obligations to Lender under the Loan Agreement, to reduce the amount of funds available under the Revolving Loan and the Revolving Note from THREE MILLION FIVE HUNDRED THOUSAND AND 00/100 (3,500,000.00) DOLLARS to TWO MILLION FIVE HUNDRED THOUSAND AND 00/100 (2,500,000.00) DOLLARS, modify the interest rate payable on the Revolving Loan and the Revolving Note, amend the Borrowing Capacity and make certain other changes and modification to the terms and conditions of the Loan Agreement strictly in accordance with the terms and conditions set forth in this Agreement.

         NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereto agree as follows:

     1. Section 1.7 of the Loan Agreement is amended to read in its entirety as follows:

                  "1.7 "Borrower" or Borrowers" shall mean, jointly and severally, AFP Imaging Corporation, Visiplex Instruments Corporation and Dent-X International, Inc."

     2. Subsection 1.17(e) of the Loan Agreement is amended to read in its entirety as follows:

                  "(e) the sale is to an Account Debtor outside the United States or Canada, unless the sale is on letter of credit, acceptance or other terms acceptable to Lender; provided, that (i) Receivables owing from any of

Agfa Gevaert AG, Siemens AG or Philips Medical Systems Ned BV shall be deemed eligible to serve as Collateral for Advances totaling up to $175,000.00 in the aggregate; and (ii) Receivables where the Account Debtor is outside the United States or Canada in an aggregate amount of $200,000.00, so long as (a) the Account Debtor's payment history is satisfactory to Lender in its sole good faith judgment and (b) Lender has the ability to verify such Receivables in a manner acceptable to Lender in its sole discretion; or"

     3. Section 1.31 of the Loan Agreement is amended to read in its entirety as follows:

       "1.31"Letter of Credit Issuer" means Israel Discount Bank of New York, as the issuer of Letters of Credit issued by it for the account of Lender on behalf of Borrower subject to Section 2.2 of this Agreement."

     4. Section 1.39 of the Loan Agreement is amended to read in its entirety as follows:

        "1.39 "Maximum Facility" shall mean Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00)."

     5. Section 1.56 of the Loan Agreement is amended to read in its entirety as follows:

         "1.56 "Termination Date" shall mean the earlier of the date which is September 21, 2007, or the date which Lender terminates this Agreement pursuant to Section 19.1 hereof."

     6. Section 2.1 of the Loan Agreement is amended to read in its entirety as follows:

          "2.1 Revolving Advances. Subject to the terms and conditions of this Agreement and relying upon the representations and warranties set forth in this Agreement, for so long as no Default or Event of Default exists, Lender shall lend to Borrower on its request, a sum ("Borrowing Capacity") equal to the lesser of:

     (a) Two Million Five Hundred Thousand and 00/100 (2,500,000.00) Dollars, or

     (b) the sum of (i) up to eighty-five percent (85%) of the net face amount of Borrower's Eligible Receivables, plus (ii) the lesser of (x) forty percent

(40%) of the value (valued at the lower of cost or market in accordance with GAAP) of Borrower's Eligible Inventory, or (y) the maximum Revolving Advance the Borrower could obtain based solely upon Eligible Receivables.

                  Within the limits of the Borrowing Capacity, and subject to the limitations set forth in this Agreement, Borrowers may borrow, repay and reborrow Advances."

     7. Section 2.2 of the Loan Agreement is amended to read in its entirety as follows:

                  "2.2 "Letter of Credit" At the request of Borrower, and upon execution of Letter of Credit documentation satisfactory to the Letter of Credit Issuer, Lender, within the limits of the Borrowing Capacity as then computed, shall arrange for the issuance by the Letter of Credit Issuer of Letters of Credit from time to time on behalf of a Borrower in amounts not exceeding in the aggregate at any one time outstanding the amount of $138,000.00. Borrower shall be obligated to reimburse the Letter of Credit Issuer for any drawings made under any such Letter of Credit. Letters of Credit shall be reserved for against the Borrowing Capacity. The Letters of Credit shall be on terms mutually acceptable to Borrower and Debtor, and no Letter of Credit shall have an expiration date later than thirty (30) days prior to the Termination Date of this Agreement. In no event shall any such Letter of Credit contain an automatic renewal or evergreen clause. An Advance in an amount equal to any amount paid by the Letter of Credit Issuer on any draft drawn or drawing made under any Letter of Credit shall be deemed made to Debtor, without request therefor, immediately upon notification to Lender that the Letter of Credit Issuer has made payment on such draft or drawing and has not been otherwise reimbursed by Borrower. In connection with the issuance of Letters of Credit, Borrower shall pay to the Letter of Credit Issuer the fees set forth in its standard fee schedule, together with any and all issuance, amendment and drawing fees then in effect for a letter of credit issued by the Letter of Credit Issuer. If a Borrower fails to pay any fees due to the Letter of Credit Issuer in connection with any such Letter of Credit and Lender is obligated to pay the Letter of Credit Issuer any such fees, Lender shall have the right to treat any such payment by Lender as an Advance under this Agreement which Advance will be secured by all of the Collateral described in this Agreement. Any such Advance shall be immediately due and payable upon demand by Lender. Any failure to pay any drawing under any such Letter of Credit or any fees in connection with any such Letter of Credit shall constitute an Event of Default under this Agreement."

     8. Subsection 2.8(b) of the Loan Agreement is amended by changing the reference to Lender's account at Fleet Bank CT to the address as follows: ". . . Harris Trust and Savings Bank, Large Corporate, Chicago, Illinois, 60603, Account Name: Keltic Financial Partners, LP; Account No. 3117009, ABA#071000288,
.. . ."

     9. Section 3.1 of the Loan Agreement is amended to read in its entirety as follows:

                  "3.1 Interest on Revolving Advances. Borrower shall pay interest monthly, in arrears, on the first day of each month, commencing September 1, 2001 on the average daily unpaid principal amount of the Revolving Advances made to Borrower at a fluctuating rate which is equal to the Prime Rate plus one and three quarter of one percent (1.75) per annum; provided that, the interest rate will be reduced: (a) by one quarter of one percent (.25%), effective on the date Borrower actually delivers to Lender the consolidated financial statements for Borrower's fiscal quarter ended December 31, 2001 in accordance with Section 8.4 below; and (b) by an additional one quarter of one percent (.25%), effective on the date that Borrower actually delivers to Lender the consolidated financial statements for Borrower's fiscal quarter ended March 31, 2001 in accordance with Section 8.4 below, in each case so long as (i) no Event of Default has occurred hereunder at any time during the immediately preceding quarter, which means in the case of (a) above, from September 1, 2001 through December 31, 2001; and in the case of (b) above, January 1, 2002 through March 31, 2002; (ii) such financial statements evidence that Borrower has Operating Income of $0.00 or greater for each such quarter, as determined in accordance with GAAP; and (iii) Borrower has average excess availability against the Maximum Facility during the last month of each such quarter in an amount of $500,000.00 or more as determined by Lender in its sole good faith discretion. The foregoing to the contrary notwithstanding, however, if for any fiscal quarter Borrower has a negative Operating Income, as evidenced by Borrower's consolidated financial statements delivered to Lender in accordance with Sections 8.3 and 8.4 hereof, the rate of interest shall automatically revert to the Prime Rate plus one and three quarter of one percent (1.75%) per annum.

                  Effective October 1, 2004 and notwithstanding the foregoing, Borrower shall pay interest monthly, in arrears, on the average daily unpaid principal amount of the Revolving Advances made to Borrower at a fluctuating rate which is equal to the Prime Rate plus 1.375% per annum; provided that, Borrower's consolidated financial statements evidence that Borrower has net income of $200,000.00 or greater for each quarter, as determined in accordance with GAAP. If Borrower's quarterly consolidated net income is not at least $200,000.00, the interest rate payable on the average daily unpaid principal amount of the Revolving Advances made to Borrower will increase to the Prime Rate plus 1.625% per annum until such time as Borrower has quarterly consolidated net income of at least $200,000.00 in accordance with the provisions of this paragraph.

                  All adjustments in the interest rate shall be made as of the date that Borrower actually delivers to Lender such financial statements. Furthermore, notwithstanding all of the foregoing, on and after the occurrence of an Event of Default hereunder, Borrower shall pay interest on all outstanding Obligations at a rate which is three percent (3.0%) per annum above the interest rate which would have otherwise be in effect under this Agreement with respect to the Revolving Advances; provided, however, in no event shall any interest to be paid hereunder or under any Loan Document (as hereinafter defined) exceed the maximum rate permitted by law."

     10. Section 3.4 of the Loan Agreement is amended, effective October 1, 2004, to read in its entirety as follows:

                  "3.4 Facility Fee. Borrower shall pay to Lender monthly, in arrears, on the first day of each month a facility fee in an amount equal to one percent (1%) per annum of the Maximum Facility."

     11. Section 3.7 of the Loan Agreement is amended to read in its entirety as follows:

                  "3.7 Prepayment Premium. If Borrower prepays the principal of the Revolving Loan (other than from time to time from working capital or through payments made from the Blocked Account), which prepayment would have the effect of terminating the financing arrangements hereunder and require Lender to deliver UCC-3 termination statements and other release instruments, Borrower shall pay to Lender at the time of such prepayment, a prepayment premium in an amount equal to three percent (3.0%) of the Maximum Facility if the prepayment is made before September 21, 2005, two percent (2.0%) of the Maximum Facility if the prepayment is made on or after September 21, 2005 but prior to September 21, 2006, one percent (1.0%) of the Maximum Facility if the prepayment is made on or after September 21, 2006 but prior to the scheduled Termination Date, except that no prepayment premium shall be required in connection with: (a) any prepayment required under Section 15.3 of this Agreement; or (b) so long as there is no Event of Default hereunder, or any termination of this Agreement by Lender."

     12. Section 8.1 of the Loan Agreement is amended to read in its entirety as follows:

                  "8.1 Borrowing Base Certificate. Weekly (on or before the second Business Day of each week as of the preceding weekend), monthly (within seven (7) days after the end of each month) and contemporaneously with each request for an Advance, a satisfactorily completed and executed Borrowing Base Certificate. Notwithstanding the foregoing, Borrower shall only have to submit a satisfactorily completed and executed Borrowing Base Certificate twice a month so long as the average excess availability against the Maximum Facility is at least $500,000.00 as of the end of each month as determined by Lender."

     13. Section 15.21 of the Loan Agreement is amended to read in its entirety as follows:

                  "15.21 Tangible Net Worth. Maintain Tangible Net Worth of no less than the amounts set forth below, tested quarterly, during the periods set forth below:

                  Amount            Time Period

                  $2,400,000        Quarter ended September 30, 2004
                  $2,450,000        Quarter ended December 31, 2004
                  $2,475,000        Quarter ended March 31, 2005
                  $2,525,000        Quarter ended June 30, 2005
                  $2,565,000        Quarter ended September 30, 2005
                  $2,590,000        Quarter ended December 31, 2005
                  $2,610,000        Quarter ended March 31, 2006
                  $2,645,000        Quarter ended June 30, 2006
                  $2,665,000        Quarter ended September 30, 2006
                  $2,685,000        Quarter ended December 31, 2006
                  $2,710,000        Quarter ended March 31, 2007
                  $2,740,000        Quarter ended June 30, 2007"

     14. Section 15.22 of the Loan Agreement is amended to read in its entirety as follows:

                  "15.22 EBITDA. Maintain EBITDA as set forth below, tested quarterly, during the periods set forth below:

                  Amount            Time Period

                  $100,000          Quarter ended September 30, 2004
                  $100,000          Quarter ended December 31, 2004
                  $110,000          Quarter ended March 31, 2005
                  $115,000          Quarter ended June 30, 2005
                  $100,000          Quarter ended September 30, 2005
                  $100,000          Quarter ended December 31, 2005
                  $110,000          Quarter ended March 31, 2006
                  $115,000          Quarter ended June 30, 2006
                  $100,000          Quarter ended September 30, 2006
                  $100,000          Quarter ended December 31, 2006
                  $110,000          Quarter ended March 31, 2007
                  $115,000          Quarter ended June 30, 2007"

     15. Section 15.23 of the Loan Agreement is amended to read in its entirety as follows:

                  "15.23 Capital Expenditure. Capital expenditures shall not exceed the levels set forth below on a Fiscal Year basis, during the periods set forth below:

                  Amount            Time Period
                  $450,000.00       For Fiscal Year ended June 30, 2002
                  $300,000.00       For Fiscal Year ended June 30, 2003
                  $350,000.00       For each Fiscal Year thereafter"

     16. Section 15.24 of the Loan Agreement is amended to read in its entirety as follows:

                  "15.24 Management Compensation. Borrower's actual cash expenses or other actual cash payments for management compensation including, without limitation, salaries, bonuses, dividends or other compensation to David Vozick and Donald Rabinovitch shall not exceed $850,000.00 per Fiscal Year."

     17. Section 21.3 of the Loan Agreement is amended by changing the reference to Lender's attorney to read as follows:

         "With a copy to:  Poff & Bowman LLC
                                            Attn:  Clinton A. Poff, Esq.
                                            1600 Route 208 North
                                            P.O. Box 24
                                            Hawthorne, New Jersey 07507
                                            Tel:  (973)636-9770
                                            Fax:  (973)636-9777"

     18. In connection with the execution and delivery of the Loan Agreement and the other Loan Documents, David Vozick, Donald Rabinovitch and Elise Nissen (the "Validity Guarantors") executed and delivered validity and support agreements in favor of Lender. Borrower and the Validity Guarantors have now requested that Lender modify the terms and conditions of such validity and support agreements. At the request of Borrower and the Validity Guarantors, Lender has agreed to replace and supersede the existing validity and support agreements executed by the Validity Guarantors dated September 21, 2001 with the liquidation assistance agreements attached hereto as Schedule B. Upon execution of this Agreement by all parties and the liquidation assistance agreement by each of the Validity Guarantors (hereinafter, a "Liquidation Facilitator"; and collectively, the "Liquidation Facilitators"), such agreements shall supersede and replace the existing validity and support agreements executed by the Liquidation Facilitators. Any reference in the Loan Agreement or any other Loan Document to the validity and support agreement shall hereinafter refer to the liquidation assistance agreements attached hereto as Schedule B.

     19. In connection with Lender's agreement to continue to provide financing under the Revolving Loan and the Revolving Note, Borrower has executed and delivered to Lender its promissory note dated of even date herewith in the original principal amount of TWO MILLION FIVE HUNDRED THOUSAND AND 00/100 (2,500,000.00) DOLLARS in the form of Schedule A annexed hereto (hereinafter, the "Restated Revolving Note") which note shall replace and supersede, but shall not be considered repayment of, the Revolving Note. Any and all interest due and owing under the Revolving Note shall hereafter be evidenced by the Restated Revolving Note and any unpaid interest under the Revolving Note shall be payable on the first payment date under the Restated Revolving Note. Lender, upon receipt of the duly executed Restated Revolving Note shall mark the original note "REPLACED AND SUPERSEDED".

     20. Borrower shall pay to Lender a $20,000.00 modification and extension fee which fee shall be considered due, earned and payable upon execution of this Agreement by Borrower and is non-refundable in all events.

     21. In order to induce Lender to enter into this Agreement and pursuant to the existing terms and conditions of the Loan Agreement, Borrower acknowledges that it is responsible for all fees, disbursements and expenses incurred by Lender including, without limitation, all legal fees and disbursements incurred by Lender in connection with the obligations of Borrower and/or any Guarantor to Lender.

     22. Any reference in any document executed and/or delivered in connection with the Loan Agreement to the "Agreement" or the "Loan Agreement" shall mean the loan and security agreement dated September 21, 2001 as amended by the first amendment to loan and security agreement dated as of March 4, 2002, the second amendment to loan and security agreement dated as of June 24, 2002, the third amendment to loan and security agreement dated as of December 19, 2002, the fourth amendment to loan and security agreement dated as of May 13, 2003 and this Agreement. All of the provisions of the Revolving Note, the Loan Agreement and any other loan documents executed and/or delivered in connection with the Loan Agreement (collectively, the "Loan Documents") are amended so that such terms shall be consistent with the provisions of this Agreement. Notwithstanding the foregoing, and to the extent that there is any inconsistency between the provisions of those agreements and this Agreement, the provision which gives Lender the greatest rights or protection shall govern except as specifically modified by this Agreement.

     23. Lender's agreement to reduce the amount of funds available under the Revolving Loan and the Revolving Note from THREE MILLION FIVE HUNDRED THOUSAND AND 00/100 (3,500,000.00) DOLLARS to TWO MILLION FIVE HUNDRED THOUSAND AND 00/100 (2,500,000.00) DOLLARS, modify the interest rate payable on the Revolving Note, amend the Borrowing Capacity and to make certain other changes and modifications to the terms and conditions of the Loan Agreement and the other Loan Documents is not and shall not be construed as a waiver of any current or future default under the Restated Revolving Note, the Revolving Note, the Loan Agreement or any other Loan Document except as specifically waived in this Agreement or any prior amendment to the Loan Agreement, nor shall it preclude Lender from proceeding against Borrower on any such default. This Agreement is also not a relinquishment of any rights or remedies Lender may have in connection with the Restated Revolving Note, the Revolving Note, the Loan Agreement or any other Loan Document.

     24. As a material condition to the Lender entering into this Agreement, each Borrower by executing this Agreement voluntarily and expressly waives any and all rights to assert a claim, counterclaim or defense which now exists against Lender arising out of or in any way connected with the Restated Revolving Note, the Revolving Note, the Loan Agreement, or any other Loan Document. The foregoing waiver shall apply to any action instituted by any of the undersigned and to any action or proceeding brought against any of the undersigned by Lender.

     25. Each Borrower and Liquidation Facilitator by executing this Agreement acknowledge that there is due and owing on the Restated Revolving Note as of September 17, 2004 the principal sum of $1,093,962.79, which sum is not subject to any defense, counterclaim or set-off.

     26. Each Borrower and Liquidation Facilitator by executing this Agreement confirms that all of the representations and warranties set forth in the Loan Agreement are true and correct, and that all covenants of Borrower described therein have been performed. As of the date hereof, there have been no changes to the information set forth in Schedules 7.2, 7.3, 7.8, 7.9, 7.13, 7.14, 7.15, 7.16, 7.17, 7.18, 7.21, 7.24 and 10.4 of the Loan Agreement, copies of which are annexed hereto except as set forth in such schedules.

     27. BORROWER BY EXECUTING THIS AGREEMENT ACKNOWLEDGES THAT IT HAS HAD A FULL AND FAIR OPPORTUNITY TO REVIEW THIS AGREEMENT AND THE DOCUMENTS REFERRED TO HEREIN WITH COUNSEL OF ITS CHOICE AND THAT IT HAS BEEN ADVISED AS TO THEIR TERMS AND CONDITIONS, WHICH ARE ACCEPTABLE TO IT. FURTHER, BORROWER CONFIRMS THAT IN DELIVERING THIS AGREEMENT TO LENDER, IT IS NOT RELYING ON ANY PROMISE, COMMITMENT, REPRESENTATION OR UNDERSTANDING, EITHER EXPRESS OR IMPLIED, MADE BY OR ON BEHALF OF LENDER THAT IS NOT EXPRESSLY SET FORTH HEREIN, OR IN THE LOAN AGREEMENT, THE RESTATED REVOLVING NOTE, THE REVOLVING NOTE OR ANY OTHER LOAN DOCUMENT. EACH BORROWER BY EXECUTING THIS AGREEMENT ACKNOWLEDGES AND UNDERSTANDS THAT ALL OBLIGATIONS UNDER THE RESTATED REVOLVING NOTE ARE DUE AND PAYABLE ON THE TERMINATION DATE, UNLESS LENDER IN ITS SOLE AND ABSOLUTE DISCRETION EXTENDS THE MATURITY DATE OF ANY SUCH OBLIGATION AND THAT LENDER HAS NOT MADE ANY REPRESENTATION THAT IT WILL EXTEND THE MATURITY DATE OF ANY SUCH OBLIGATION.

     28. Borrower acknowledges that discussions may take place between itself and Lender concerning additional modifications of the Restated Revolving Note and the Loan Agreement after the date hereof. Lender in its sole and absolute discretion may terminate any such discussions at any time and for any reason or no reason and Lender shall have no liability for failing to engage in or terminating any such discussions. While the parties hereto may reach preliminary agreement as to the modification of one or more provisions of the Loan Agreement, this Agreement and/or the Restated Revolving Note, none of the undersigned shall be bound by any agreement on any individual point until agreement is reached on every issue and the agreement on all such issues has been reduced to a written agreement signed by Lender and Borrower. Further, the Loan Agreement and/or this Agreement may only be amended by a written agreement executed by Borrower and Lender and no negotiations or other actions undertaken by Lender shall constitute a waiver of Lender's rights under the Loan Agreement and/or the Restated Revolving Note, except to the extent specifically set forth in a written agreement complying with the provisions of this paragraph.

     29. This document may be executed in one or more counterparts and all such documents taken together shall be considered one original document.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.


WITNESS:                      AFP IMAGING CORPORATION


_________________________  by_________________________
                              Name:   Elise Nissen
                              Title:  Chief Financial Officer


WITNESS:                      VISIPLEX INSTRUMENTS CORPORATION


_________________________  by_________________________
                              Name:   Elise Nissen
                              Title:  Chief Financial Officer

WITNESS:                      DENT-X INTERNATIONAL, INC.


_________________________  by_________________________
                               Name:   Elise Nissen
                               Title:  Chief Financial Officer


WITNESS:                       KELTIC FINANCIAL PARTNERS, LP

                           By: KELTIC FINANCIAL SERVICES LLC,
                               its general partner



________________________   by:_______________________________
                               Name:  Robert N. Laughlin
                               Title: Managing Partner

         Each of the undersigned Liquidation Facilitators does hereby approve all of the terms of this agreement, do hereby approve the execution and delivery of this Agreement by AFP IMAGING CORPORATION, VISIPLEX INSTRUMENTS CORPORATION, and DENT-X INTERNATINAL INC. and do hereby acknowledge and confirm their continuing joint and several liability and responsibility to Keltic Financial Partners, LP with respect to the debt referred to in this Agreement including, without limitation, the Restated Revolving Note referred to therein in accordance with the terms and conditions of their liquidation assistance agreement.

WITNESS:


--------------------------          -------------------------
                                     David Vozick


WITNESS:


--------------------------          --------------------------
                                     Donald Rabinovitch


WITNESS:


--------------------------          --------------------------
                                     Elise Nissen


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